Exhibit 10.4

THIRD AMENDMENT OF

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

THIS Third Amendment of Purchase and Sale Agreement and Escrow Instructions (the “Third Amendment”) is made as of this 12th day of September, 2011, by and between YORK ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership (“Seller”) and FP-1, LLC, a Virginia limited liability company, or its permitted assigns (“Buyer”).

RECITALS

A.	Seller and Buyer entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 15, 2011, as amended by (i) that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions between Buyer and Seller dated July 29, 2011 and (ii) that certain Reinstatement and Second Amendment to Purchase and Sale Agreement and Escrow Instructions between Buyer and Seller dated August 16, 2011 (as amended, the “Agreement”).

B.	Article 3 of the Agreement provides that Buyer had a period from and after the date of the Agreement through and including 5 p.m. eastern time on September 15, 2011 (the “Due Diligence Period”) to examine, inspect and investigate the Property and other matters associated therewith and further provided that in the event Buyer did not provide written notice to Seller prior to expiration of the Due Diligence Period of Buyer’s election to proceed, then Buyer would be deemed to have elected to terminate the Agreement.

C.	Seller and Buyer wish to extend the Due Diligence Period and amend certain other terms of the Agreement as hereafter set forth.

NOW, THEREFORE, WITNESSETH: In consideration of Ten Dollars ($10) cash in hand, paid by Buyer to Seller, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Buyer, Seller and Buyer agree as follows:

1.	Capitalized Terms. Unless otherwise specified in this Third Amendment, words and phrases that are capitalized in this Third Amendment have the meanings given to them in the Agreement.

2.	Amended Provisions. The Agreement is hereby amended as follows:

2.1

The second sentence of Section 2.1 of the Agreement is hereby deleted and replaced in its entirety with the following: “The “Closing Date” shall be a date to be chosen by Buyer by written notice to Seller given not less than fifteen (15) days prior to such proposed Closing Date, which Closing

Date shall be no earlier than October 15, 2011 and no later than November 30, 2011.”

2.2	Section 3.1 of the Agreement is hereby amended by extending the Due Diligence Period to 5 p.m. eastern time on September 30, 2011.

2.3	Anything contained in the Agreement to the contrary notwithstanding, in the event this Agreement is terminated by Buyer during the Due Diligence Period pursuant to Section 3.2 of the Agreement, upon any such termination Fifty Thousand Dollars ($50,000.00) of the Initial Deposit (the “Non-refundable Deposit”) shall be delivered to Seller as liquidated damages and the balance of the Initial Deposit shall be returned to Buyer.

3.	Ratification of Agreement. Except as specifically amended hereby, the terms and provisions of the Agreement are ratified and confirmed by Seller and Buyer. Hereafter, all references in the Agreement or any documents referred to in the Agreement shall mean the Agreement as amended by this Third Amendment.

4.	Execution. This Third Amendment may be executed by handwritten signing or by electronically transmitted facsimile of such signing, either of which shall create a validly executed document, in any number of counterparts, each of which shall be deemed an original and such counterparts together shall be deemed and constitute one and the same Third Amendment.

IN WITNESS WHEREOF, Buyer and Seller have executed this Second Amendment as of the date first above written.

SELLER:

YORK ASSOCIATES LIMITED PARTNERSHIP

By:	/s/ Stanley R. Zupnik
Stanley R. Zupnik, General Partner

BUYER:

FP-1, LLC

By:	DF FP-1 Manager Co., Inc., its Manager

	By:	/s/ James Ledbetter
James Ledbetter, Vice President

JOINDER OF ESCROW HOLDER:

The undersigned is executing this Second for the sole purpose of evidencing its agreement to continue to hold and disburse the Deposit in accordance with the terms of the Agreement, as amended hereby.

ESCROW HOLDER:

DAVID, KAMP & FRANK, L.L.C.

By:	/s/ Arthur J. Kamp
Name:	Arthur J. Kamp
Title:	Member

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